Exhibit 99.1

ELLINGTON FINANCIAL AND ARLINGTON ASSET INVESTMENT CORP. ANNOUNCE DEFINITIVE MERGER AGREEMENT

– Transaction Provides Increased Scale and Enhanced Access to Capital Markets –

– Aligned Platforms and Capital Expected to Drive Earnings Accretion and Sustained Long-Term Growth –

OLD GREENWICH, Conn. – (BUSINESS WIRE) – May 30, 2023 – Ellington Financial Inc. (NYSE: EFC) (“Ellington Financial”), a real estate investment trust investing in a diverse array of financial assets including residential and commercial mortgage loans, and Arlington Asset Investment Corp. (NYSE: AAIC) (“Arlington”), a real estate investment trust that invests primarily in mortgage-related and other assets, announced today that they have entered into a definitive merger agreement pursuant to which Ellington Financial will acquire Arlington. Upon completion of the acquisition, Ellington Financial is expected to have a pro forma equity capital base of over $1.5 billion.

Under the terms of the merger agreement, (i) each share of Arlington common stock will be converted into 0.3619 shares1 of Ellington Financial common stock, or approximately 11.7 million shares of Ellington Financial common stock in the aggregate, and (ii) Arlington common stockholders will also receive $3 million in cash in the aggregate (or $0.09 per share) to be contributed by Ellington Financial’s external manager. The respective closing stock prices for Ellington Financial and Arlington on May 26, 2023 imply an offer price of $4.77 per Arlington share, representing a 73% premium to Arlington’s share price on May 26, 2023, and a 15% discount to diluted tangible book value per share2 as of March 31, 2023. Upon the closing of the acquisition, Ellington Financial stockholders are expected to own approximately 85% of the combined company’s stock, while Arlington stockholders are expected to own approximately 15% of the combined company’s stock. In addition, Ellington Financial will assume Arlington’s outstanding preferred equity, senior unsecured notes and trust preferred securities.

Based on the closing price of Ellington Financial’s common stock on May 26, 2023, the estimated pro forma market capitalization of the combined company would exceed $1.0 billion. The combined company will operate under the name “Ellington Financial Inc.” and its shares will continue to trade on the NYSE under the existing ticker symbol “EFC”. Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C., will continue to manage the combined company.

“We are extremely excited about the opportunity to add a significant portfolio of assets – particularly low-coupon mortgage servicing rights – that align very well with our expertise and existing management platform,” stated Laurence Penn, Ellington Financial’s Chief Executive Officer. “We believe that the benefits of this acquisition include greater operating efficiencies, a larger market capitalization, and attractive long-term unsecured debt and preferred equity capital. Upon closing, we believe that we will be positioned well to drive accretive earnings growth and provide strategic and financial benefits to our stockholders.”

[1]	Subject to possible reduction based on an asset performance provision
[2]	After giving effect to the vesting of equity awards as a result of the transaction

“We are thrilled to combine AAIC with the Ellington Financial team to make a combined company that we believe will be positioned to take advantage of opportunities into the future,” said J. Rock Tonkel, Jr., Arlington’s Chief Executive Officer. “This transaction combines two complementary portfolios, and we look forward to working closely with the Ellington Financial team to complete the acquisition and deliver value for our stockholders.”

Anticipated Benefits to Ellington Financial and Arlington Stockholders from the Acquisition:

•	Capital to Fund Growth Going Forward: Increased scale and liquidity to further capitalize on opportunistic investment environment.

•

Strategically Compelling: Arlington’s investment portfolio aligns well with Ellington Financial’s portfolio, and its relatively low leverage should provide meaningful opportunity to enhance returns by deploying additional capital in EFC’s targeted assets classes.

•

Accretive to Earnings and Long-Term Growth: Anticipated to be accretive to Ellington Financial’s earnings in 2023 and accretive to Ellington Financial’s book value within one year of closing, with enhanced long-term growth potential.

•	Increases in Operational Efficiency: Anticipated increase in operating expense efficiencies as a result of fixed expenses spread over a larger equity base.

•	Desirable Target Capital Structure: Arlington’s capital structure includes unsecured debt and preferred equity with attractive costs of capital.

•

Increased Market Capitalization and Liquidity: Estimated pro forma market capitalization of approximately $1 billion (based on the closing price of EFC common stock on May 26, 2023) expected to enhance liquidity of EFC common stock and provide more efficient access to capital markets.

Additional information on the transaction and the anticipated effects on Ellington Financial can be found in Ellington Financial’s investor deck relating to the acquisition posted on Ellington Financial’s website. The investor deck is also being furnished by Ellington Financial in a Current Report on Form 8-K being filed by Ellington Financial with the Securities and Exchange Commission (the “SEC”) on the date hereof.

Management, Governance and Corporate Headquarters

Upon completion of the acquisition, Ellington Financial’s Chief Executive Officer and President, Laurence Penn, will continue to lead the combined company, and Ellington Financial executives Michael Vranos, Mark Tecotzky, and JR Herlihy will remain in their current roles. The combined company will remain headquartered in Old Greenwich, Connecticut. The Board of the combined company is expected to expand to six directors through the addition of one Arlington-designated director.

Timing and Approvals

The transaction has been unanimously approved by the Boards of Directors of Ellington Financial and Arlington. The transaction is expected to close in the fourth quarter of 2023, subject to the approval by Arlington’s stockholders and other customary closing conditions.

Advisors

Keefe, Bruyette & Woods, A Stifel Company is acting as exclusive financial advisor and Vinson & Elkins is acting as legal advisor to Ellington Financial. Wells Fargo Securities is acting as exclusive financial advisor and Hunton Andrews Kurth LLP is acting as legal advisor to Arlington.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed merger, Ellington Financial intends to file a registration statement on Form S-4 with the SEC that will include a proxy statement of Arlington and a prospectus of Ellington Financial. This communication is not a substitute for the registration statement, the proxy statement/prospectus or any other documents that will be made available to the stockholders of Arlington. In connection with the proposed merger, Ellington Financial and Arlington also plan to file relevant materials with the SEC. STOCKHOLDERS OF ARLINGTON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE RELEVANT PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. A definitive proxy statement/prospectus will be sent to Arlington’s stockholders. Investors may obtain a copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Ellington Financial and Arlington free of charge at the SEC’s website, www.sec.gov. Copies of the documents filed by Ellington Financial with the SEC will be available free of charge on Ellington Financial’s website at http://www.ellingtonfinancial.com or by contacting Ellington Financial’s Investor Relations at (203) 409-3575, as they become available. Copies of the documents filed by Arlington with the SEC will be available free of charge on Arlington’s website at www.arlingtonasset.com or by contacting Arlington’s Investor Relations at (703) 373-0200.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

Ellington Financial and Arlington and their respective directors and executive officers and certain other affiliates of Ellington Financial and Arlington may be deemed to be participants in the solicitation of proxies from Arlington stockholders in connection with the proposed merger.

Information about the directors and executive officers of Arlington is available in its Form 10-K/A, which was filed with the SEC on May 1, 2023. Information about the directors and executive officers of Ellington Financial is available in the proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 6, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed merger when they become available. Stockholders of Arlington should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from Ellington Financial or Arlington using the sources indicated above.

NO OFFER OR SOLICITATION

This communication and the information contained herein does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed merger.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek” or similar expressions or their negative forms. Such forward-looking statements may include or relate to statements about the proposed merger, including its financial and operational impact; the benefits of the proposed merger; the pro forma market capitalization of the combined company; the scale, market presence, market capitalization, leverage, liquidity or earnings of the combined company; anticipated synergies and operating expense efficiencies from the proposed merger; investment opportunities and returns of the combined company; future growth; access to capital markets; the timing of future events; and other statements of management’s beliefs, intentions or goals. These statements are based on Ellington Financial’s and Arlington’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Ellington Financial and Arlington can give no assurance that their expectations will be attained. Factors that could cause actual results to differ materially from Ellington Financial’s or Arlington’s expectations include, but are not limited to, the risk that the proposed merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to satisfy the conditions to the consummation of the proposed merger, including the approval of the stockholders of Arlington; risks related to the disruption of management’s attention from ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on the operating results and businesses generally of Ellington Financial and Arlington; the outcome of any legal proceedings relating to the proposed merger; the ability to successfully integrate the businesses following the proposed merger; changes in interest rates or the market value of Ellington Financial’s or Arlington’s investments; market volatility; changes in mortgage default rates and prepayment rates; the availability and terms of financing; changes in government regulations affecting the business of Ellington Financial or Arlington; the ability of Ellington Financial and Arlington to maintain their exclusion from registration under the Investment Company Act of 1940; the ability of Ellington Financial and Arlington to maintain their qualification as a REIT; changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations; and other factors, including those set forth in the section entitled “Risk Factors” in Ellington Financial’s most recent Annual Report on Form 10-K and Arlington’s most recent Annual Report on Form 10-K, as amended, and Ellington Financial’s and Arlington’s Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by Ellington Financial and Arlington with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, neither Ellington Financial nor Arlington undertakes any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.

About Ellington Financial

Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, reverse mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, LLC.

About Arlington Asset Investment Corp.

Arlington Asset Investment Corp. (NYSE: AAIC) currently invests primarily in mortgage related assets and has elected to be taxed as a REIT. The Company is headquartered in the Washington, D.C. metropolitan area.

Contact

Ellington Financial Inc.

Investor Relations

(203) 409-3575

info@ellingtonfinancial.com

Arlington Asset Investment Corp.

Investor Relations and Media:

Rich Konzmann

(703) 373-0200

ir@arlingtonasset.com